                                                                    EXHIBIT 10.7

                                   AMENDMENT

         THIS AMENDMENT ("Amendment") is made and entered into as of this 12th day of May, 2003, by and between B. Braun Medical Inc., successor in interest to McGaw, Inc. ("B.Braun") and Coram Healthcare Corporation, as debtor ("Coram").

                                   BACKGROUND

         A. B.Braun and Coram Healthcare Corporation entered into an agreement for the purchase and sale of certain disposables and IV products dated November 17, 1995, which has been amended by various letter addendums and amendments dated, February 28, 1996, February 29, 1996, June 3, 1996, September 30, 1996, November 8, 1996, December 10, 1996, February 3, 1997, May 2, 1997, December 18, 1997, January 12, 1998, February 2, 1998, February 16, 1998, March 17, 1998,
March 23, 1998, June 15, 1998, July 15, 1998, November 18, 1998, October 3,
1999, March 29, 2000, September 29, 2000, November 13, 2000, April 16, 2001, and
January 9, 2002 (collectively, the "Agreement"), and

         B. B.Braun and Coram desire to amend the Agreement as set forth herein.

         NOW THEREFORE, intending to be legally bound hereby, the parties agree as follows:

                                   AGREEMENT

         1. Background Provisions; Defined Terms. The Background paragraphs set forth above are hereby incorporated in this Amendment as if fully set forth herein.

         2. Pricing. Effective as of ten (10) business days after the Bankruptcy Court issues an Order approving this Amendment and the assumption of the Agreement by Coram, the prices for the products shall be as set forth on Schedule A hereto. Schedule A reflects an updated list of all of the products under the Agreement. These prices shall remain firm until December 31, 2004. On January 1, 2005, and on each January 1st during the term of the Agreement, B.Braun shall have the right to increase prices by an amount equal to the greater of 3% or the percentage increase in the Consumer Price Index for all Urban Consumers for Medical Care Commodities for the twelve month period ending three months prior to such anniversary date.

         3. Bankruptcy Court Approval and Assumption of Agreement. Coram hereby agrees to seek Bankruptcy Court approval for the assumption of the Agreement and approval of a Continuing Guaranty and Suretyship dated of even date herewith (the "Guaranty"), pursuant to which Coram and Coram, Inc. jointly and severally guaranty and become surety for the obligations of Curaflex Health Services, Inc. ("Curaflex") under a lease agreement of even date herewith between B.Braun and Curaflex for 1000 Vista(R) Basic IV Pumps. B.Braun's obligations under this Amendment and the Guaranty are contingent upon B.Braun's satisfaction with the terms of the Court's Order.

         4. Sale of Assets. If during or after confirmation of a plan of reorganization, a purchaser purchases substantially all of the assets of Coram, Coram will use its best efforts, subject to B.Braun's consent, to have such purchaser assume the obligations of the Agreement. If the Agreement is not assumed by such purchaser, then Coram agrees that B.Braun will have an administrative claim to be paid out of the proceeds of such sale, and if the proceeds are inadequate, from the general assets of Coram. Coram hereby agrees that the automatic stay under 11 U.S.C. Section 362 shall not be applicable to the enforcement by B.Braun of any of its rights under the terms of the Agreement or applicable law, and the Order approving this Amendment will so provide.

         5. Default. The parties agree that any default under the Agreement shall be a default under the Guaranty, and any default under the Guaranty shall be a default under the Agreement and B.Braun may exercise its rights and remedies under one or both agreements.

         6. Incorporation; Ratification. Other than as specifically set forth in this Amendment, the terms and conditions of the Agreement shall remain in full force and effect without modification, and are hereby ratified and affirmed. This Amendment is made a part of the Agreement and the Agreement is hereby incorporated herein. All references to the Agreement, shall mean the Agreement as modified by this Amendment.

         7. Counterparts and Facsimile Signatures. This Amendment may be executed in one or more counterparts, all of which shall constitute one original agreement for all purposes. Any and all counterpart signatures may be executed by facsimile or electronic means and any signature so executed shall be deemed an original signature of the executing party.

         IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the day and year first above written.

                                   B. BRAUN MEDICAL INC.


                                   By: /s/ Scott Quilty
                                      ---------------------------------------
                                      Name: Scott Quilty
                                      Title: Vice President Sales - OPM Division


                                   CORAM HEALTHCARE CORPORATION, in its
                                   capacity as debtor


                                   By: /s/ Frank Geiger
                                      ------------------------------------------
                                      Name: Frank Geiger
                                      Title: Senior Vice President, Materials
                                             Management

                                   Exhibit A
                                   PRICE LIST

                                    Redacted